Consent of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders

Western Asset Worldwide Income Fund Inc.:

We consent to the use of our report dated February 18, 2016, with respect to the financial statements of Western Asset Worldwide Income Fund Inc. as of December 31, 2015, incorporated herein by reference and to the reference to our firm under the heading “Financial Highlights” in the Proxy Statement/Prospectus on Form N-14.

/s/ KPMG LLP

New York, New York

September 23, 2016